EXHIBIT 10.6


PETROGEN LOGO APPEARS HERE
PETROGEN


                       FARM- IN AND ACQUISITION AGREEMENT


TO: CORONADO OIL COMPANY, located at 1550 Denver Club Building, 518 17th Street, Denver, Colorado 80202, ("Coronado")

FROM: PETROGEN, INC., located at Greenway Plaza, 3200 Southwest Freeway, Suite 3300, Houston, Texas 77027 ("Petrogen")

DATE:  December 31st, 2002

RE: Farm-in and Acquisition of a 100% Working Interest (the "WI") and a 77.6% Net Revenue Interest (the "NRI"), of the Enos Creek Field Project comprised of the following:

            Township 46 North, Range 100 West, 6th P.M.
            Section 23: SE/4
            Section 25: NE/4, W/2SE/4
            Section 35: SE/4NE/4, Hot Springs County, Wyoming, (the "Land")

       Otherwise referred to as the Federal Oil & Gas Lease # WYW-351O2, (the "Lease"), which includes the Brown Government #1, #2 and #3 well-bores (the "Well-bores").

       The Land, the Lease and the Well-bores are hereafter collectively referred to as the "Property".



A. REPRESENTATIONS AND WARRANTIES

1. The Assignor represents that It Is in control of 100% of the legal and beneficial ownership OF me Project and that there are no liens, encumbrances, third party rights OR options, or any other imposition on title or ownership or use of the same or the fruits thereof of the Property except as may be imposed by laws of general application. The /Assignor represents that it is the owner of (he lands, assets or rights listed hereto in Schedule "A' (and such is a full and complete list without exception) and is the 100% legal and beneficial owner thereof and that there are no debts, liens, encumbranches, third party rights or options, or any other imposition on Hie Property (except 35 listed in Schedule "A" and such is a full and complete list without exception) or to its use of the fruits thereof or to any of its assets except as may be Imposed by laws of general) application,

B. FARM-IN AND ALIGNMENT OF THE PROPERTY

1. Petrogen shall have the right upon its best efforts in good faith and in a prudent and diligent manner to commence Operations to perform the necessary work to attempt to put any formerly producing PAY zones within the vveH-borea back into the condition of production and/or put any potential behind-pipe hydrocarbon pay zones within the Well-bores into production ((he "Recomplete*, "Recompletion*, or "Recompletions").

2. Coronado shall receive 60% of the revenues derived from production from the Well-bores, net only of royalties including but not limited to Federal royalties (12.5%), royalty interests of record as of the date of this Agreement (5%); and the Overriding Royalty (the "ORRI") reserved herein to Coronado (5%), to an aggregate amount of $75,000 (the "Production Payment"). Petrogen reserves the right, but not the obligation, to pay in advance any amount of the balance outstanding of and upon the Production Payment at any time.


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3.   At such time as  Coronado  has  received  the  entirety  of the  Production payment, or, at such time as Petrogen has attempted the recompletion at least two (2) of the well-bores, Coronado shall within tan business days thereafter, convey to Petrogen one-hundred percent (100%) of Cononado's record title and operating rights and interests {the "interests") in and to the Property, the assignment of which shall be delivered to Petrogen as the then Wyoming Bureau of Land Management (the "BLM") approved Operator of the Property, reserving to Coronado an exclusive five percent (5%) ORRI proportional to that of Petrogen's net WI upon the Property, which shall not bear any of the costs of production as defined in the Wyoming Statute 30-5-304, and Petrogen shall compfy with the Order of the Authorized Officer stated in the BLM extension letter dated January 6th, 2003,

4. After Coronado ha$ received the entirety of THE Production Payment, Petrogen shall thereafter receive one hundred percent (100%) of all the income derived from hydrocarbon production from the said Well-bores until such time as Petrogen has recouped the total of its expenditures (the "Recoup" or "Recoupment") to Recompute the Well-bores, Including, but not limited to, the costs for testing, completion, recompletion, reworking, Production Payments, etc., and associated operating expenses and overhead.

5. Coronado shall reserve the right, but not the obligation, for a period of twelve (12) months after Petrogen's Recoupment, to convert its retained ORRI to a fifty percent (50%) WI in the said Well-bores, in (hat instance, Petrogen's interest in the Well-bores shall convert to a 50% WI of an 82.5% NRI.

6. Petrogen agrees that it shall spud at least one new Frontier well-bore upon the Lease (the "New Well") no later than November 1U, 2004 (the "Performance Date"), Petrogen shall provide Coronado a written notice of its Intention to commence the New Well, and Coronado shall inform Petrogen within a period of thirty (30) days thereafter (the "Notice Period*) of its intention to elder participate in the New Well OR to not participate in the New Well.

7. If Coronado elects to participate in the New Well, Coronado's retained ORRI upon (he Property in regard to THE New Well shall convert to a 50% WI of an 82.5% NRI.

8. If Coronado elects to not participate in the New Well within the Notice Period, or, defaults upon payment to Petrogen of its proportionate share of the costs associated with the New Well, Petrogen will then commence the New Well without the participation of Coronado, and, In that instance, Petrogen Will then retain a 100% WI of a 77,6% NRI on ail Hydrocarbon developments and production revenues until such time it has recouped its expenses.

9.   Coronado reserves the right, but not the obligation, for a period of twelve
     (12) months after Petrogen's Recoupment from the New Wed, to convert its retained ORRI to a fifty percent (50%) WI in said New Well. In that instance, Petrogen's interest IN the New Well shall convert to a $0% WI of an 82.6% NRI.

10. Should Petrogen elect to not proceed with the spudding of one New Wed upon the Property by the Performance Date, Petrogen snail convey to Coronado one hundred percent (100%) of Petrogen's Interests in and to the Property, however, reserving Petrogen's Interests In and to the Well-bores and the production unit of each Well-bore it has Recompleted.


C. AREA OF MUTUAL INTEREST

1. Petrogen and Coronado agree to the formation of an Area of Mutual Interest (the "AM!"} comprised of Sections 23, 24, 25, 26, 35 and 36 of Township 46 North, Range 100 West, as well as the lands covered within Sections of the Property, but that are not currently under leasehold within the composition of the Property, Petrogen and Coronado agree to work in collaboration to acquire leasehold interests within the AMI.

2.   Petrogen  shall  pay and bear  one  hundred  percent  (100%)  of the  costs
     associated   with   acquisition  OF  leasehold  and  other  interests  (the
     "Leasehold") within the AMI.

3. Petrogen reserves the right to decline acquisition of any and all interests within the AMI if favorable acquisition terms cannot be reached between Petrogen and the current mineral or lease owners and/or lease title holders within the AMI.

4. Upon Petrogen having compiled acquisition of any Leasehold Interests within the AMI, Petrogen and Coronado will WORK in collaboration to ascertain the most geologically advantageous locations to spud two (2) new


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     Frontier  Formation tests (the "Frontier  Wells") within the AMI. Petrogen reserves me right to the final decision as to the location of where the Frontiere Wellsfls will be located.

6. Petrogen shall receive from either one of, or Both of the Frontier Wells it drills and completes, one hundred percent (100%) of the income derived from hydrocarbon production until such time as Petrogen has recouped the total of its expenditures, including, but not limited to, the coats FOR drilling, testing, completion, etc., and associated operating expanses, with the assignment of a two and one half percent (2.5%) ORRI (tne 2.5% ORRI) to Coronado, which shall not bear any of the costs of production as defined In the Wyoming Statute 30-5-304.

7. Coronado shall reserve the right, but not the obligation, for a period of twelve (12) months after Petrogen's Recoupment, to convert its retained 2,5% ORRI to a twenty five percent (25%) Wl In the Frontier Wells and the associated leasses upon Petrogen's Leasehold within the AMI.

8. Through its acquisition efforts within THE AMI AS noted, Petrogen reserves the right to attempt to acquire (he American Petrofina well-bore (the "APW").

9. Upon Petrogen's receipt of an assignment upon the APW, Petrogen will attempt the Recompletion of the APW all costs of which shall be borne solely by Petrogen.

10. Petrogen shad receive) one hundred percent (100%) of the income derived from hydrocarbon production from the APW until such time as it has Recouped the total of Its expenditures to Recomplete the APW, including, but not limited to, the costs for testing, completion, recompletion, reworking, etc., and associated operating expenses, with the assignment of a 2.5% ORRI to Coronado, which shall not bear any of the costs of production as defined in the Wyoming Statute 30-5-304.

11. Coronado shaa reserve the right, but not the obligation, for a period of twelve (12) months after Petrogen's Recoupment, to convert its retained 2.5% ORRI in the APW and tha associated leases upon Petrogen's leased interests within tho AMI respective of the APW to a twenty five percent (25%) WI.

D. GENERAL MATTERS

1. The parties warrant employing good faith, due diligence, and best efforts in the performance of this agreement In the event of any dispute, the parties shall employ the term* hereof (or of any further or collateral agreements) and terms standard in the Industry where not addressed by agreements.

2. This agreement shall be kept confidential and no disclosure of the same shall be made without mutual consent, which shall not be unreasonably with held.

3.   Petrogen and Coronado shall enter a mutually agreeable operating agreement.

4. Petrogen shall maintain adequate liability Insurance, a proof of which shall be furnished to Coronado poor to the commencement of operations.

5. The Situs of this agreement shall be governed by the laws of the State of Colorado.

6. This agreement supercedes all previous agreements between Coronado and Petrogen, whether oral, written, expressed or implied.


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We trust that the foregoing  terms are acceptable to you we ask that you execute and return a copy of this LOI and the same will be binding upon us from the date of your acceptance.



Yours truly,

PETROGEN. [NC.



/s/ SACHA H. SPINDLER
    __________________________________
    Sacha H. Spindler - President, CEO


    __________________________________
    Witness

The foregoing is hereby agreed effective this 3rd day of February, 2003.

CORONADO OIL COMPANY


/s/ JOHN BOLLENBACHER
    __________________________________
    John Bollenbacher - President



    /s/ MARVIN A. HENRY
    __________________________________
    Witness